Exhibit 10.1

DEBT CONVERSION AGREEMENT

This Debt Conversion Agreement (the “Agreement”) is entered into as of September 30, 2022, by and between Leet Technology Inc, a Delaware corporation (the “Company”) and the Debt-holder on the signature page hereto (the “Debt-holder”). The Company and Debt-holder may be referred to herein individually as a “Party” or collectively as “Parties”.

WHEREAS, the Company is indebted to the Debt-holder regarding certain unsecured non-interest bearing advance to the Company for working capital purposes (collectively, the “Loan”) in the aggregate amount listed on Schedule 1 hereto (the “Debt Amount”); and

WHEREAS, the Parties desire to convert the Debt Amount thereon into shares of the Company’s Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Stock”); and

WHEREAS, the Parties desire to set forth their agreements and understandings with respect thereto.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	Conversion to Series B Preferred Share.

(a)	Effective as of the date hereof, the Debt Amount as reflected on Schedule 1 to this Agreement (the “Convertible Debt Amount”) shall be convertible into shares of the Company’s Series B Preferred Share (the “Conversion Shares”), at a conversion price as reflected on Schedule 1 to this Agreement (the “Conversion Price”);

(b)	Upon execution of this Agreement, the Company shall instruct its transfer agent to issue shares of Series B Preferred Stock to the Debt-Holder, and the Debt-Holder shall acknowledge the repayment of the Debt.

2.	Amounts Repaid in Full. For and in consideration of the issuance of the Conversion Shares to Debt-holder, the Converted Debt Amount, when fully converted, shall be deemed to be repaid in full, and the Company shall have no further obligations in connection with the Converted Debt Amount.

3.	Additional Rights and Preferences.

(a)	Dividends Rights. Each share of Series B Preferred Stock will carry an annual dividend in the amount of eight percent (8%) of the Conversion Price which shall be cumulative, payable solely upon redemption, liquidation or conversion.

(b)	Redemption Rights. Notwithstanding anything to the contrary contained herein, at any time during the periods set forth on the table immediately following this paragraph (the “Redemption Periods”), the Company will have the right, at the Company’s option, to redeem all or any portion of the shares of Series B Preferred Stock, exercisable on not more than three (3) Trading Days (as defined herein) prior written notice to the Holders, in full, in accordance with this Section 3(b). Any notice of redemption hereunder (an “Optional Redemption Notice”) shall be delivered to each Holder at its registered addresses and shall state: (1) that the Company is exercising its right to redeem the Series B Preferred Stock, and (2) the date of redemption which shall be not more than three (3) Trading Days (as defined herein) from the date of the Optional Redemption Notice. On the date fixed for redemption (the “Optional Redemption Date”), the Company shall make payment of the Optional Redemption Amount (as defined herein) to the applicable Holder. If the Company exercises its right to redeem the Series B Preferred Stock, the Company shall make payment to the applicable Holder(s) of an amount in cash equal to the percentage (“Redemption Percentage”) as set forth in the table immediately following this paragraph opposite the applicable Redemption Period, multiplied by the sum of an amount equal to (i) the total number of Series B Preferred Stock held by the applicable Holder multiplied by (ii) the Conversion Price (the “Optional Redemption Amount”).

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Redemption Period	Redemption Percentage
The period beginning on the date of the issuance of shares of Series B Preferred Stock (the “Issuance Date”) and ending on the date which is three hundred sixty (360) days following the Issuance Date.	110%

4.	Waiver and Release. Debt-holder, on behalf of himself, and each of his successors, assigns, representatives and agents (collectively, the “Releasing Parties”), hereby covenant not to sue and fully, finally and forever completely release the Company and its present, future and former officers, directors, stockholders, members, employees, agents, attorneys and representatives (collectively, the “Company Released Parties”) of and from any and all claims, actions, obligations, liabilities, demands and/or causes of action, of whatever kind or character, whether now known or unknown, which the Releasing Parties have or might claim to have against the Company Released Parties for any and all injuries, harm, damages (actual and punitive), costs, losses, expenses, attorneys’ fees and/or liability or other detriment, if any, whenever incurred or suffered by the Releasing Parties arising from, relating to, or in any way connected with, any fact, event, transaction, action or omission that occurred or failed to occur with respect to the Converted Debt Amount on or prior to the date of this Agreement.

5.	Restricted Stock.

(a)	The Conversion Shares to be issued hereunder have not been registered with the United States Securities and Exchange Commission, or with the securities regulatory authority of any state. The Conversion Shares are subject to restrictions imposed by federal and state securities laws and regulations on transferability and resale, and may not be transferred assigned or resold except as permitted under the Securities Act of 1933, as amended (the “Securities Act”), and the applicable state securities laws, pursuant to registration thereunder or exemption therefrom.

(b)	Debt-holder understands that the certificates representing the Conversion Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.

6.	Debt-holder’s Representation. The Debt-holder acknowledges that the Company is issuing the Conversion Shares to Debt-holder in reliance upon the following representations made by Debt-holder:

(a)	Debt-holder is acquiring the Conversion Shares for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof. Debt-holder understands and acknowledges that the Conversion Shares have not been registered under the Securities Act or any state securities laws, by reason of a specific exemption from the registration provisions of the Securities Act and applicable state securities laws, which depends upon, among other things, the bona fide nature of the investment intent and other representations of Debt-holder as expressed herein. Debt-holder further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Conversion Shares.

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(b)	Debt-holder (i) has had, and continues to have, access to detailed information with respect to the business, financial condition, results of operations and prospects of the Company; (ii) has received or has been provided access to all material information concerning an investment in the Company; and (iii) has been given the opportunity to obtain any additional information or documents from, and to ask questions and receive answers of, the officers, directors and representatives of the Company to the extent necessary to evaluate the merits and risks related to an investment in the Company represented by the Conversion Shares.

(c)	As a result of Debt-holder’s study of the aforementioned information and Debt-holder’s prior overall experience in financial matters, and Debt-holder’s familiarity with the nature of businesses such as the Company, Debt-holder is properly able to evaluate the capital structure of the Company, the business of the Company, and the risks inherent therein.

(d)	Debt-holder’s investment in the Company pursuant to this Agreement is consistent, in both nature and amount, with Debt-holder’s overall investment program and financial condition.

(e)	Debt-holder’s financial condition is such that Debt-holder can afford to bear the economic risk of holding the Conversion Shares, and to suffer a complete loss of Debt-holder’s investment in the Company represented by the Conversion Shares.

(f)	All action on the part of Debt-holder, and its officers, directors and partners, if applicable, necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of Debt-holder hereunder and thereunder has been taken, and this Agreement, assuming due execution by the parties hereto, constitutes valid and legally binding obligations of Debt-holder, enforceable in accordance with its terms, subject to: (i) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights.

(g)	Debt-holder realizes that because of the inherently speculative nature of businesses of the kind conducted and contemplated by the Company, the Company’s financial results may be expected to fluctuate from month to month and from period to period and will, generally, involve a high degree of financial and market risk that could result in substantial or, at times, even total losses for investors

7.	Miscellaneous.

(a)	THIS AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. In any action between or among any of the Parties arising out of this Agreement, (i) each of the Parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts having jurisdiction over Delaware; (ii) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court having jurisdiction over Delaware; (iii) each of the parties irrevocably waives the right to trial by jury; and (iv) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepared, to the address at which such party is to receive notice in accordance with this Agreement.

(b)	All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

If to the Company:

805, 8th Floor, Menara Mutiara Majestic,

Jalan Othman, Petaling Jaya,

Selangor, Malaysia , 46000

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If to Debt-holder:

As reflected on Schedule 1 attached hereto

Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

(c)	This Agreement constitutes the entire agreement between the Parties and supersedes all prior oral or written negotiations and agreements between the Parties with respect to the subject matter hereof. No modification, variation or amendment of this Agreement (including any exhibit hereto) shall be effective unless made in writing and signed by both Parties.

(d)	Each Party to this Agreement hereby represents and warrants to the other Party that it has had an opportunity to seek the advice of its own independent legal counsel with respect to the provisions of this Agreement and that its decision to execute this Agreement is not based on any reliance upon the advice of any other Party or its legal counsel. Each Party represents and warrants to the other Party that in executing this Agreement such Party has completely read this Agreement and that such Party understands the terms of this Agreement and its significance. This Agreement shall be construed neutrally, without regard to the Party responsible for its preparation.

(e)	Each Party to this Agreement hereby represents and warrants to the other Party that (i) the execution, performance and delivery of this Agreement has been authorized by all necessary action by such Party; (ii) the representative executing this Agreement on behalf of such Party has been granted all necessary power and authority to act on behalf of such Party with respect to the execution, performance and delivery of this Agreement; and (iii) the representative executing this Agreement on behalf of such Party is of legal age and capacity to enter into agreements which are fully binding and enforceable against such Party.

(f)	This Agreement may be executed in any number of counterparts, all of which taken together shall constitute a single instrument.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

LEET TECHNOLOGY INC.

By:	/s/ Long Ding Jung
Name:	Long Ding Jung
Title:	Chief Executive Officer

Debt-holder:

PORTA CAPITAL LIMITED

By:	/s/ Dai Song
Name:	Dai Song
Title:	Director

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SCHEDULE 1

Debt-holder:	Porta Capital Limited

Registered Address:	805, 8th Floor, Menara Mutiara Majestic, Jalan Othman, 46000 Petaling Jaya, Selangor, Malaysia

Convertible Debt Amount:	Total of USD 2,032,955

Conversion Price:	$0.80

Number of Series B Preferred Shares be Issued:	2,541,194

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